                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                 ----------------------------------------------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 3, 1998

                          NEXTLINK Communications, Inc.
              (Exact name of registrant as specific in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                   000-22939                      91-1738221
           (Commission File Number)     (IRS Employer Identification No.)

                  500 108th Avenue NE, Suite 2200, Bellevue, WA
                 98004 (Address of principal executive offices,
                               including zip code)

                                 (425) 519-8900
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     NEXTLINK Communications Inc. and Eagle River Investments, LLC, a telecommunications investment company led by Craig McCaw and NEXTLINK's largest shareholder, will each maintain their 50% beneficial ownership interest in INTERNEXT L.L.C. Nextel Communications, Inc., once considered a potential INTERNEXT partner, agreed with Eagle River and NEXTLINK that Nextel would not participate in INTERNEXT.

     INTERNEXT was formed in July 1998 and has entered a Cost Sharing and IRU Agreement with Level 3 Communications, which is constructing a national fiber optic network that will cover more than 16,000 route miles and connect 50 cities in the United States and Canada. INTERNEXT will contribute $700 million in exchange for an exclusive interest in 24 fibers in a shared, filled conduit, one-1.25 inch empty conduit and the right to 25% of any fibers in the sixth and any additional conduits in the network. Substantially all segments of the network are anticipated to be completed in years 2000 and 2001.

     NEXTLINK will continue to guaranty 50% of financial obligations of INTERNEXT under the cost sharing agreement and, together with Eagle River, will also continue to guaranty the performance of certain other obligations of INTERNEXT under the agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               NEXTLINK COMMUNICATIONS, INC.



                                               By:  /s/ R. Bruce Easter, Jr.
                                               Name:  R. Bruce Easter, Jr.
                                               Title:  Vice President

  Date:  December 7, 1998